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                                                                     Exhibit 5.1

                    [MIKOHN GAMING CORPORATION LETTERHEAD]


                               November 14, 2001

Mikohn Gaming Corporation
920 Pilot Road
Las Vegas, Nevada 89119

  Re: Registration Statement on Form S-3 for 2,543,334 Shares of Mikohn Gaming Corporation Common Stock, 105,000 Warrants and 420,000 Warrant Shares

Ladies and Gentlemen:

        I have examined the registration statement on Form S-3 (the "Registration Statement") filed by Mikohn Gaming Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 2,963,334 shares of the Company's common stock, par value $.10 per share (the "Shares"), now issued and outstanding or issuable pursuant to exercise of certain warrants and 105,000 warrants (the "Warrants").

        Of the Shares:

          . 1,633,334 shares (the "Outstanding Shares") are presently issued and outstanding.

          . 830,000 shares (the "Exercisable Warrant Shares") are reserved and are issuable upon exercise of warrants currently or within 60 days of the date of the prospectus. The Exercisable Warrant Shares are regarded as outstanding in the Prospectus.

          . 500,000 shares (the "Reserved Warrant Shares") have been reserved for future issuance upon exercisable of outstanding reserved warrants (the "Reserved Warrants") upon satisfaction of certain conditions precedent.

        I have examined the proceedings taken by the Company in connection with the authorization and issuance of the Outstanding Shares, the Exercisable Warrant Shares, the Reserved Warrant Shares and the Warrants.

        This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        Based upon such examination and upon such matters of fact and law as I deem relevant, I am of the opinion that:

        (i) The Outstanding Shares have been duly authorized by all necessary corporate action on the part of the Company and are legally issued, fully paid and non-assessable.
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        (ii)  The Exercisable Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, are issuable now and will be issued in the future at the request of the Selling Securityholders who may require their issuance upon payment therefor at any time as specified in the Warrants, and when paid for, issued and delivered in accordance with the provisions of the Warrants, such Exercisable Warrant Shares will be legally issued, fully paid and non-assessable.

        (iii) The Reserved Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company, upon satisfaction of the conditions precedent to their issuance, will be issued in the future at the request of the Selling Securityholders who may require their issuance upon payment therefor at any time as specified in the Reserved Warrants, and when paid for, issued and delivered in accordance with the provisions of the Reserved Warrants, such Reserved Warrant Shares will be legally issued, fully paid and non-assessable.

        (iv) The Warrants and the Warrant Agreement, dated as of August 22, 2001, by and between the Company and Firstar Bank, N.A., have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

        (v) The Rights which were issued with and attached to the Outstanding Shares have been duly authorized by all necessary corporate action on the part of the Company and are legally issued.

        (vi) The Rights which will be issued with and attached to the Exercisable Warrant Shares and the Reserved Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when the Exercisable Warrant Shares and the Reserved Warrant Shares are paid for, issued and delivered in accordance with the provisions of the warrants, such Rights will be legally issued.

        I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, I do not thereby admit that I fall within the category of persons whose consent is required under Section 7 of the 1933 Act, the rules and regulations of the Securities and Exchange Commission adopted thereunder, or
Item 509 of Regulation S-K.

                                    Very truly yours,


                                    /s/ Charles McCrea, Jr.
                                    __________________________
                                    Charles H. McCrea, Jr.
                                    Nevada Bar #104